Exhibit 4.3

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of March 19, 2018, by and among Twist Bioscience Corporation, a Delaware corporation (the “Company”), Emily Leproust, Bill Peck and William Banyai (the “Founders”), the holders of outstanding Preferred Stock of the Company listed on Schedule 1 hereto (the “Existing Preferred Holders”) and the purchasers of Series D Preferred Stock of the Company listed on Schedule 2 hereto (the “New Investors,” and together with the Existing Preferred holders, the “Investors”).

WHEREAS, the Company, the Founders and the Existing Preferred Holders are parties to an Amended and Restated Registration Rights Agreement dated as of January 8, 2016, as amended (the “Prior Agreement”);

WHEREAS, the Company and the New Investors are simultaneously entering into a certain Series D Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), whereby the New Investors have agreed to purchase shares of Series D Preferred Stock (the “Securities”) from the Company;

WHEREAS, the execution of this Agreement by the Company is an inducement and a condition precedent to the purchase by the New Investors of the Securities under the Purchase Agreement; and

WHEREAS, the Company, the Founders and the Existing Preferred Holders desire to amend and restate the Prior Agreement in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the premises, as an inducement to the Investors to consummate the transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investors hereby covenant and agree with each other as follows:

A. Amendment of Prior Agreement; Consent.

Pursuant to Section 10 of the Prior Agreement, effective and contingent upon execution of this Agreement by the Company and the holders of at least a majority of the Registrable Securities, the Prior Agreement is hereby amended and restated in its entirety as set forth in this Agreement, and the Company, the Founders, the Existing Preferred Holders and the New Investors shall be bound by the provisions hereof as the sole agreement of the Company, the Founders, the Existing Preferred Holders and the New Investors with respect to the subject matter hereof.

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” shall mean the Common Stock and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Fidelity” means, collectively, Fidelity Select Portfolios: Biotechnology Portfolio and Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund, which are individually referred to as each a “Fidelity Purchaser”.

“Founders’ Shares” means the shares of Common Stock issued to the Founders.

“Person” shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

“Registrable Securities” shall mean (i) any shares of Common Stock held by the Investors at any time, (ii) the Founders’ Shares, provided, however, that for the purposes of Section 2 and 3 the Founders’ Shares shall not be deemed Registrable Securities and the Founders shall not be deemed Holders and (iii) any other securities issued and issuable to the Investors with respect to any such shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected), including, for the avoidance of doubt, any Common Stock issued upon conversion of Preferred Stock.

“Registration Expenses” shall mean the expenses so described in Section 6 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

All other capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement unless otherwise indicated.

2. Demand Registration.

(a) At any time after one hundred eighty (180) days after the initial public offering of the Company’s Common Stock pursuant to an effective registration under the Securities Act, the holders of a majority of the Registrable Securities may notify the Company that they intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities covering the registration of at least such number of the Registrable

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Securities having an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $10,000,000 in the manner specified in such request. Upon receipt of such request, the Company shall promptly deliver notice of such request to all Investors holding Registrable Securities who shall then have thirty (30) days to notify the Company in writing of their desire to be included in such registration. If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Person to participate in such registration shall be conditioned upon such Person’s participation in such underwritten public offering and the inclusion of such Person’s Registrable Securities in the underwritten public offering to the extent provided herein. The Company will use its best efforts to expeditiously effect (but in any event no later than thirty (30) days after such request) the registration of all Registrable Securities whose holders request participation in such registration under the Securities Act, but only to the extent provided for in this Agreement; provided, however, that the Company shall not be required to effect registration pursuant to a request under this Section 2 more than two (2) times for the holders of the Registrable Securities as a group. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2 within ninety (90) days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Registrable Securities shall have been entitled to join pursuant to Section 4 and in which there shall have been effectively registered all Registrable Securities as to which registration shall have been requested. A registration will not count as a requested registration under this Section 2(a) unless and until the registration statement relating to such registration has been declared effective by the Commission at the request of the initiating shareholders; provided, however, that a majority in interest of the participating holders of Registrable Securities may request, in writing, that the Company withdraw a registration statement which has been filed under this Section 2(a) but has not yet been declared effective, and a majority in interest of such holders may thereafter request the Company to reinstate such registration statement, if permitted under the Securities Act, or to file another registration statement, in accordance with the procedures set forth herein and without reduction in the number of demand registrations permitted under this Section 2(a).

(b) If a requested registration involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter; provided, that the shares to be excluded shall be determined in the following order of priority: (i) persons not having any contractual or other right to include such securities in the registration statement, (ii) securities held by any other Persons (other than the holders of Registrable Securities) having a contractual, incidental “piggy back” right to include such securities in the registration statement, (iii) securities to be registered by the Company pursuant to such registration statement and, if necessary, (iv) Registrable Securities. If there is a reduction of the number of Registrable Securities pursuant to clause (iv), such reduction shall be made on a pro rata basis (based upon the aggregate number of Registrable Securities held by such holders).

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(c) With respect to a request for registration pursuant to Section 2(a) which is for an underwritten public offering, the managing underwriter shall be chosen by the holders of a majority of the Registrable Securities to be sold in such offering (which approval will not be unreasonably withheld or delayed). The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable) to become effective within one hundred twenty (120) days following the effective date of any registration required pursuant to this Section 2.

3. Form S-3.

After the first public offering of its securities registered under the Securities Act, the Company shall use its best efforts to qualify and remain qualified to register securities pursuant to a registration statement on Form S-3 (or any successor form) under the Securities Act. An Investor or Investors holding Registrable Securities anticipated to have an aggregate sale price (net underwriting discounts and commissions, if any) in excess of $5,000,000 shall have the right to request any number of registrations on Form S-3 (or any successor form) for the Registrable Securities held by such requesting holders. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such holder or holders. The Company shall give notice to all other holders of the Registrable Securities of the receipt of a request for registration pursuant to this Section 3 and such holders of Registrable Securities shall then have thirty (30) days to notify the Company in writing of their desire to participate in the registration. The Company shall use its best efforts to effect promptly the registration of all shares on Form S-3 (or a comparable successor form) to the extent requested by such holders. The Company shall use its best efforts to keep such registration statement effective until the earlier of 90 days or until such holders have completed the distribution described in such registration statement.

4. Piggyback Registration.

If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice at the applicable address of record to each holder of Registrable Securities of its intention to do so. Upon the written request of any of such holders of the Registrable Securities, given within twenty (20) days after receipt by such Person of such notice, the Company will, subject to the limits contained in this Section 4, use its best efforts to cause all such Registrable Securities of said requesting holders to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent required to permit such sale or other disposition of said Registrable Securities; provided, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company’s securities being offered in a public offering pursuant to such registration statement that the amount to be sold by persons other than the Company (collectively, “Selling Stockholders”) is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including such holders of shares of Registrable Securities) to a number deemed satisfactory by such managing underwriter; provided, that the Founders’ Shares included in such offering shall be reduced prior to any reduction in the amount of shares offered for the account of any Investor; and provided further, that (a) in no event shall the amount of Registrable Securities of selling Investors be reduced below fifty percent (50%) of the total amount of securities included in such

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offering, unless such offering is the initial public offering of the Company’s securities; and (b) any shares to be excluded shall be determined in the following order of priority: (i) securities held by any Persons not having any such contractual, incidental registration rights, (ii) securities held by any Persons having contractual, incidental registration rights pursuant to an agreement which is not this Agreement, and (iii) the Registrable Securities sought to be included by the holders thereof as determined on a pro rata basis (based upon the aggregate number of Registrable Securities held by such holders).

5. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to promptly effect the registration of any of its securities under the Securities Act, the Company will:

(a) use its best efforts diligently to prepare and file with the Commission a registration statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such registration statement to become and remain effective until completion of the proposed offering;

(b) use its best efforts to diligently prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the Holder or Holders have completed the distribution described in such registration statement and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;

(c) furnish to each selling holder and the underwriters, if any, such number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

(d) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or state blue sky laws of such jurisdictions as each selling holder shall request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such selling holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such selling holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(e) within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the Commission, furnish to counsel selected by the holders of Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the approval of such counsel;

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(f) immediately notify each selling holder of Registrable Securities, such selling holder’s counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g) use its best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

(h) if requested by the managing underwriter or underwriters (if any), any selling holder, or such selling holder’s counsel, promptly incorporate in a prospectus supplement or post effective amendment such information as such Person requests to be included therein, including, without limitation, with respect to the securities being sold by such selling holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post effective amendment;

(i) make available to each selling holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement;

(j) enter into any reasonable underwriting agreement required by the proposed underwriter(s) for the selling holders, if any, and use its best efforts to facilitate the public offering of the securities;

(k) furnish to each prospective selling holder a signed counterpart, addressed to the prospective selling holder, of (A) an opinion of counsel for the Company, dated the effective date of the registration statement, and (B) a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of the Company’s counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities;

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(l) cause the securities covered by such registration statement to be listed on the securities exchange or quoted on the quotation system on which the Common Stock of the Company is then listed or quoted (or if the Common Stock is not yet listed or quoted, then on such exchange or quotation system as the selling holders of Registrable Securities and the Company shall determine);

(m) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 30 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions);

(n) otherwise cooperate with the underwriter(s), the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any securities under this Agreement; and

(o) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act.

6. Expenses. All expenses incurred by the Company or the Investors in effecting the registrations provided for in Sections 2, 3 and 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, and one counsel (which such counsel’s fees and disbursements shall be in an amount not to exceed $50,000 per registration for Sections 2 and 4, and not to exceed $35,000 for Section 3) for the Investors participating in such registration as a group (selected by the holders of a majority of the Registrable Securities who participate in the registration), underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions (all of such expenses referred to as “Registration Expenses”), shall be paid by the Company. Notwithstanding the foregoing, all underwriting discounts, selling commissions and stock transfer taxes, and fees and disbursements of counsel to Investors as a group not provided for above that are incurred by the Investors in effecting the registrations provided for in Section 3 shall be paid by the Investors pro rata on the basis of the number of Registrable Securities registered on their behalf.

7. Indemnification.

(a) To the maximum extent permitted by law, the Company shall indemnify and hold harmless each Investor that is a selling holder of Registrable Securities (including its partners (including partners of partners and shareholders of such partners)), each underwriter (as defined in the Securities Act), and directors, officers, employees and agents of any of them, and each other Person who participates in the offering of such securities and each other Person, if

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any, who controls (within the meaning of the Securities Act) such seller, underwriter or participating Person (individually and collectively, the “Indemnified Person”) against any losses, claims, damages or liabilities (collectively, the “liability”), joint or several, to which such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or “blue sky” laws or any sale or regulation thereunder in connection with such registration. Except as otherwise provided in Section 7(d), the Company shall reimburse each such Indemnified Person in connection with investigating or defending any such liability; provided, however, that the Company shall not be liable to any Indemnified Person in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such Person specifically for use therein; and provided further, that the Company shall not be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act regardless of any investigation made by or on behalf of such Indemnified Person and shall survive transfer of such securities by such seller.

(b) To the maximum extent permitted by law, each Investor holding any securities included in such registration being effected shall indemnify and hold harmless each other selling holder of any securities, the Company, its directors and officers, each underwriter and each other Person, if any, who controls (within the meaning of the Securities Act) the Company or such underwriter (individually and collectively also the “Indemnified Person”), against any liability, joint or several, to which any such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling Investor, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission by such selling Investor to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such selling Investor specifically for use therein. Such selling Investor shall reimburse any Indemnified Person for any legal fees incurred in investigating or defending any such liability; provided, however, that in no event shall the liability of any Investor for indemnification under this Section 7 in its capacity as a seller of Registrable Securities exceed the lesser of (i) that

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proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being held by such Investor, or (ii) the amount equal to the net proceeds to such Investor of the securities sold in any such registration; and provided further, however, that no selling Investor shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

(c) Indemnification similar to that specified in Sections 7(a) and (b) shall be given by the Company and each selling holder (with such modifications as may be appropriate) with respect to any required registration or other qualification of their securities under any federal or state law or regulation of governmental authority other than the Securities Act.

(d) In the event the Company, any selling holder or other Person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under Sections 7(a), (b) or (c) above, the Person claiming indemnification under such paragraphs shall promptly notify the Person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action.

(e) If the indemnification provided for in this Section 7 for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Person in respect of any losses, claims, damages expenses or liabilities referred to therein, then each indemnifying party under this Section 7, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Investor, or Investors and the underwriters from the offering of Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Investors and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Investors and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company, the Investors, and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Investors and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Investors, or the underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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The Company, the Investors and the Underwriters agree that it would not be just and equitable if contribution to this Section 7 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall an Investor be required to contribute under this Section 7(e) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages expenses or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such Investor or (ii) the net proceeds received by such Investor from its sale of Registrable Securities under such registration statement. No Person found guilty of fraudulent representation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(f) The amount paid by an indemnifying party or payable to an Indemnified Person as a result of the losses, claims, damages, expenses and liabilities referred to in this Section 7 shall be deemed to include, subject to limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 7 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any other officer, director, employee, agent or controlling person of the indemnified parties. No indemnifying party, in the defense of any such claim or litigation, shall enter into a consent or entry of any judgment or enter into a settlement without the consent of the Indemnified Person, which consent will not be unreasonably withheld or delayed.

8. Compliance with Rule 144. In the event that the Company (i) registers a class of securities under Section 12 of the Exchange Act or (ii) shall commence to file reports under Section 13 or 15(d) of the Exchange Act, the Company will use its best efforts thereafter to file with the Commission such information as is required under the Exchange Act for so long as there are holders of Registrable Securities; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any comparable successor rules). The Company shall furnish to any holder of Registrable Securities upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules). After the occurrence of the first underwritten public offering of Common Stock of the Company pursuant to an offering registered under the Securities Act on Form S-1 (or any comparable successor forms), subject to the limitations on transfers imposed by this Agreement, the Company shall use its best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

9. Rule 144A Information. The Company shall, upon written request of any Investor, provide to such Investor and to any prospective institutional transferee of the Common Stock designated by such Investor, such financial and other information as is available to the Company or can be obtained by the Company without material expense and as such Investor may reasonably determine is required to permit such transfer to comply with the requirements of Rule 144A promulgated under the Securities Act.

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10. Amendments. Except as provided in this Agreement to the contrary, the provisions of this Agreement may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of at least a majority of the Registrable Securities. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. Notwithstanding the foregoing, this Agreement may be amended with only the consent of the Company for the sole purpose of including additional purchasers of Series D Preferred Stock (pursuant to the terms of the Purchase Agreement) as “Investors” hereunder.

11. Postponement. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed ninety (90) days in the aggregate during any twelve month period, if the Company has been advised by legal counsel that such filing would require a special audit or the disclosure of a material impending transaction or other matter and the Company’s Board of Directors determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company (a “Black Out Period”). Upon notice of the existence of a Black Out Period from the Company to any Investor or Investors with respect to any registration statement already effective, such Investor or Investors shall refrain from selling their Registrable Securities under such registration statement until such Black Out Period has ended; provided, however, that the Company shall not impose a Black Out Period with respect to any registration statement that is already effective more than once during any period of twelve (12) consecutive months and in no event shall such Black Out Period exceed sixty (60) days.

12. Market Stand Off. Each Investor agrees, that if requested by the Company and an underwriter of Registrable Securities of the Company in connection with the initial public offering of the Company, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares held by it as of immediately prior to the initial public offering for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with the Company’s initial public offering of Registrable Securities (or such extended period, if an extension of this period is required by the Financial Industry and Regulatory Authority), provided, however, that all officers and directors of the Company and all 1% or greater stockholders of the Company enter into similar agreements (such stockholders, together with the Investors, the “Locked-Up Holders” and each a “Locked-Up Holder”). Any amendment or waiver of the provisions of this Section 12 that is adverse to Fidelity shall require the written consent of Fidelity and (i) if any such amendment or waiver affects the rights of any Locked-Up Holder differently to the rights of other Locked-Up Holders, then the written consent of such differently affected Locked-Up Holder shall be required to effect such amendment or waiver on such differently affected Lock-Up Holder and (ii) if any Locked-Up Holder is released from compliance with the provisions of this Section 12, then each other Locked-Up Holder shall be permitted to be released from this Section 12 upon the same terms.

13. Transferability of Registration Rights. The registration rights set forth in this Agreement are transferable to each transferee of Registrable Securities. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

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14. Rights Which May Be Granted to Subsequent Investors. Other than permitted transferees of Registrable Securities under this Section, the Company shall not, without the prior written consent of holders of at least a majority of the Registrable Securities, (a) allow purchasers of the Company’s securities to become a party to this Agreement or (b) grant any other registration rights other than any incidental or so called piggyback registration rights to any third parties that are not inconsistent with the terms of this Agreement.

15. Damages. The Company recognizes and agrees that each holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with the terms and provisions of this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

16. Confidentiality. Each Investor shall keep confidential and shall not disclose, divulge or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement or the Purchase Agreement or any other Transaction Agreements (as defined in the Purchase Agreement) (including, without limitation, notice of the Company’s intention to file a registration statement or the terms or existence of any equity or debt financing of the Company), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 16 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor or seller of any Registrable Securities to such Investor, if such prospective purchaser, or seller, as applicable, agrees to be bound by the provisions of this Section 16; (iii) to any affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding the foregoing, each Investor registered as an “Investment Company” under the Investment Company Act of 1940, as amended, shall be permitted to make disclosures consistent with such Investor’s policies, procedures and practices.

17. Termination of Registration Rights. No holder of Registrable Securities shall be entitled to exercise any right provided for in this Agreement after the earlier of (a) five years following the consummation of a QPO (as defined in the Restated Certificate), (b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration, or (c) upon termination of this Agreement, as provided in Section 18.

12

18. Termination of Agreement. This Agreement shall terminate and have no further force or effect upon the consummation of a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Company’s Certificate of Incorporation.

19. Information Requests by Fidelity or Illumina. The Company shall promptly and accurately respond, and shall use commercially reasonable efforts to cause its transfer agent to promptly respond, to requests for information made on behalf of any Fidelity Purchaser or Illumina relating to (a) accounting or securities law matters required in connection with its audit or (b) the actual holdings of each Fidelity Purchaser or Illumina, as applicable, including in relation to the total outstanding shares; provided however, that the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable law or conflict with the Company’s insider trading policy or a confidentiality obligation of the Company. These rights shall expire with respect to Fidelity once no Fidelity Purchaser holds any securities of the Company that are restricted under the Securities Act of 1933, as amended (the “Securities Act”) and with respect to Illumina once Illumina no longer holds any securities of the Company that are restricted under the Securities Act.

20. Miscellaneous.

(a) Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), emailed, sent by express overnight courier service or electronic facsimile transmission (with a copy by mail), or delivered to the applicable party at the addresses indicated below:

If to the Company:	Twist Bioscience Corporation
455 Mission Bay Blvd. South
Suite 545
San Francisco, CA 94158
Attention: Emily Leproust

With a copy to:	Orrick, Herrington & Sutcliffe LLP
1000 Marsh Road
Menlo Park, CA 94025
Telecopy: (650) 614-7401
Attention: John V. Bautista, Esq.

If to the Investors: At the addresses, facsimile numbers or email addresses shown on the signature pages hereto

If to any other holder of Registrable Securities: At such Person’s address for notice as set forth in the books and records of the Company

13

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to other parties complying as to delivery with the terms of this subsection (a). All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mails or (ii) one day after being delivered to the telegraph company, deposited with the express overnight courier service or sent by electronic facsimile transmission, respectively, addressed as aforesaid.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, without giving effect to conflict of laws principles thereof.

(c) Dispute Resolution.

(i) All disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration before JAMS/Endispute, Inc. (“JAMS”), or its successor. The arbitration shall be held in San Francisco, California before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by JAMS unless specifically modified herein.

The parties covenant and agree that the arbitration shall commence within one hundred twenty (120) days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third party witnesses. In addition, each party may take up to three (3) depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than fourteen (14) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within sixty (60) days of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have the power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

The parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally its costs, except as otherwise provided herein. The arbitrator may in his or her discretion assess costs and expenses (including reasonable legal fees and expenses of the prevailing party) against any party to a proceeding. Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorney’s fees, incurred by the other party in enforcing the award. This Section applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm. The provisions of this Section shall be enforceable in any court of competent jurisdiction.

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Subject to the second sentence of the immediately preceding paragraph, the parties shall bear their own attorneys’ fees, costs and expenses in connection with the arbitration. The parties will share equally in the fees and expenses charges by JAMS.

(ii) Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of JAMS to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby and further consents to the jurisdiction of the courts of San Francisco, California for the purposes of enforcing the arbitration provisions of paragraph (a) above. Each party further irrevocably waives any objection to proceeding before JAMS based upon lack of personal jurisdiction or to the laying of the venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before JAMS has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

(d) Massachusetts Business Trust. A copy of the Agreement and Declaration of Trust of each Fidelity Purchaser, or any affiliate thereof, is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of such Investor or any affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of such Investor or any affiliate thereof individually but are binding only upon such Investor or any affiliate thereof and its assets and property.

(e) Counterparts. This Agreement may be executed in two or more facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

(g) Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement among the parties with respect to the subject matter.

[SIGNATURE PAGES FOLLOW]

15

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

COMPANY:

TWIST BIOSCIENCE CORPORATION

By:	/s/ Emily Leproust
Name: Emily Leproust
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

FOUNDER:

EMILY LEPROUST

By:	/s/ Emily Leproust

FOUNDER:

BILL PECK

By:

FOUNDER:

WILLIAM BANYAI

By:

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

FOUNDER:

EMILY LEPROUST

By:

FOUNDER:

BILL PECK

By:

FOUNDER:

WILLIAM BANYAI

By:	/s/ William Banyai

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

FOUNDER:

EMILY LEPROUST

By:

FOUNDER:

BILL PECK

By:	/s/ Bill Peck

FOUNDER:

WILLIAM BANYAI

By:

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTORS:

EVER ALPHA FUND L.P.

By:	/s/ Xiaomin Ao
Name: Xiaomin Ao
Title: Director

Address for notices: 16th Floor, Tianhebei Rd, Metro Plaza, Guangzhou, Guangdong Phone: +8620-38467515 Fax: +8620-87555888 Email: maixiaoying@gf.com.cn

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTORS:

BAY CITY CAPITAL GF XINDE INTERNATIONAL LIFE SCIENCES USD FUND, L.P.

By:	/s/ Fred Craves
Name: Fred Craves
Title: Managing Director

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTORS:

TAO INVEST II LLC, A DELAWARE LIMITED LIABILITY COMPANY

By:	/s/ Nicholas J. Pritzker
Name: Nicholas J. Pritzker
Title: Chairman

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTORS:

TAO INVEST LLC, A DELAWARE LIMITED LIABILITY COMPANY

By:	/s/ Nicholas J. Pritzker
Name: Nicholas J. Pritzker
Title: Manager

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTORS:

BIOMATICS CAPITAL PARTNERS, L.P.

By:	/s/ Boris Nikolic
(Signature)
Name: Boris Nikolic
Title: Managing Director

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTORS:

VITAL TWIST INVESTORS LLC

By:	/s/ Craig Asher
Name: Craig Asher
Title: Manager

Address for Notices: c/o Vital Venture Capital One Overlook Point, Suite 100 Lincolnshire, IL 60069 Attn: Craig Asher

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTORS:

ARCH VENTURE FUND VII, L.P.

By: ARCH Venture Partners VI, L.P., its General Partner

By: ARCH Venture Partners VII, LLC, its General Partner

By:	/s/ Keith Crandell
Name: Keith Crandell
Title: Managing Director

Addresses for notices:

c/o ARCH Venture Partners VII, L.P. 8725 W. Higgins Road, Suite 290 Chicago, IL 60631 Attn: Mark McDonnell Phone: (773) 380-6600 Fax: (773) 380-6606 Email: mmcdonnell@archventure.com

With a mandatory copy, which shall not constitute notice, to:

Proskauer Rose LLP One International Place Boston, MA 02110 Attn: Ori Solomon Phone: (617) 526-9889 Fax: (617) 526-9899 Email: osolomon@proskauer.com

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTORS:

ARCH VENTURE FUND VIII, L.P.

By: ARCH Venture Partners VIII, L.P., its General Partner

By:	/s/ Mark McDonnell
Name: Mark McDonnell
Title: Managing Director

Addresses for notices:

c/o ARCH Venture Partners VII, L.P. 8725 W. Higgins Road, Suite 290 Chicago, IL 60631 Attn: Mark McDonnell Phone: (773) 380-6600 Fax: (773) 380-6606 Email: mmcdonnell@archventure.com

With a mandatory copy, which shall not constitute notice, to:

Proskauer Rose LLP One International Place Boston, MA 02110 Attn: Ori Solomon Phone: (617) 526-9889 Fax: (617) 526-9899 Email: osolomon@proskauer.com

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTORS:

ILLUMINA, INC.

By:	/s/ Johnathon Seaton
Name: Johnathon Seaton
Title: SVP Concept Bus Dev.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTORS:

WUXI PHARMATECH HEALTHCARE FUND I L.P.

By: WuXi PharmaTech Fund I General Partner L.P., its general partner

By: WuXi PharmaTech Investments (Cayman) Inc., its general partner

By:	/s/ Edward Hu
Name: Edward Hu
Title: Authorized Person

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTORS:

WUXI HEALTHCARE VENTURES II L.P.

By: WUXI HEALTHCARE MANAGEMENT, LLC, its General Partner

By:	/s/ Edward Hu
Name: Edward Hu
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTORS:

BC SYNBIO LIMITED

By: /s/ Karen Qianye Liu
Name: Karen Qianye Liu
Title: Director

Address for notices:

Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTORS:

CAPITAL FORTUNE VENTURES LIMITED

By: /s/ Yuen Yui Wing & Tang Chun Wai Nelson
(Signature)
Name: Yuen Yui Wing & Tang Chun Wai Nelson
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTORS:

MERIEUX PARTICIPATIONS SAS

By: /s/ F. Valencony
Name: F. Valencony
Title: President

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTORS:

REINET COLUMBUS LIMITED

By: /s/ A.C. Lambrechis
(Signature)
Name: A.C. Lambrechis
Title: Director

By:
(Signature)
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTORS:

PALADIN III, L.P.

By: Paladin Holdings III, L.P.
By: Paladin Capital Group III, LLC, its General Partner

By: /s/ Michael R. Steed
Name: Michael R. Steed
Title: an Authorized Person

PALADIN III (Cayman Islands), L.P.

By: Paladin Holdings III (Cayman Islands), L.P.
By: Paladin Homeland Security Corporation III, Ltd., its General Partner

By: /s/ Michael R. Steed
Name: Michael R. Steed
Title: an Authorized Person

PALADIN III (NY City), L.P.

By: Paladin Holdings III, L.P.
By: Paladin Capital Group III, LLC, its General Partner

By: /s/ Michael R. Steed
Name: Michael R. Steed
Title: an Authorized Person

PALADIN III (HR), L.P.

By: Paladin Holdings III, L.P.
By: Paladin Capital Group III, LLC its General Partner

By: /s/ Michael R. Steed
Name: Michael R. Steed
Title: an Authorized Person

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTORS:

PALADIN III (CA), LP

By: Paladin Holdings III, L.P.
By: Paladin Capital Group III, LLC its General Partner

By: /s/ Michael R. Steed
Name. Michael R. Steed
Title: an Authorized Person

PALADIN III CO-INVESTMENT, LLC

By: Paladin Holdings III, L.P., its Managing Member
By: Paladin Capital Group III, LLC, its General Partner
By: 200 H Ave. Investments, LLC, its Managing Member

By: /s/ Michael R. Steed
Name: Michael R. Steed
Title: an Authorized Person

Address for Notices:

Patrice Rainier — Director, Investor Relations c/o Paladin Capital Group 2020 K Street, NW — Suite 400
Washington, DC 20006

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTORS:

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP

By: Cormorant Global Healthcare GP, LLC

By: /s/ Bihua Chen
Name: Bihua Chen
Title: Managing Member of the GP

Address for notices:

Cormorant Global Healthcare GP, LLC 200 Clarendon Street, 52nd Floor Boston, MA 02116

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTORS:

CORMORANT PRIVATE HEALTHCARE MASTER FUND I, LP

By: Cormorant Private Healthcare GP, LLC

By: /s/ Bihua Chen
Name: Bihua Chen
Title: Managing Member of the GP

Address for notices:

Cormorant Global Healthcare GP, LLC 200 Clarendon Street, 52nd Floor Boston, MA 02116

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTORS:

CRMA SPV, L.P.

By: Cormorant Asset Management, LLC

Its: Attorney-In-Fact

By: /s/ Bihua Chen
Name: Bihua Chen
Title: Managing Member

Address for notices:

Cormorant Asset Management, LLC
PO Box 309, Ugland House
Grand Cayman; KY1-1104 Cayman Islands

SCHEDULE 1

EXISTING PREFERRED HOLDERS

Alexandria Equities, LLC
AME Cloud Ventures, LLC
Apoletto Limited
Applied Ventures, LLC
ARCH Venture Fund VII, L.P.
ARCH Venture Fund VIII Overage, L.P.
Ashley Ann Ledbetter Dombkowski and Brian Eugene Dombkowski
Asset Management Ventures
Bautista, John V.
BC SynBio Limited
Biomatics Capital Partners, L.P.
BXN, LLC
Cambridge Twist, LLC
Capital Fortune Ventures Limited
Chaim Friedman (Trust) Ltd.
Chris Austin
Cormorant Global Healthcare Master Fund, LP
Cormorant Private Healthcare Fund I, LP
CRMA SPV, LP
Dana Beyer
Dentsu Ventures Global Fund I
Ditch Plains Private Ventures VII, LLC
Dugong LLC
Edward L. Michael Trust
Efraim Debbi
Eric Anschutz
Fay Xing
Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund
Fidelity Select Portfolios: Biotechnology Portfolio
Foresite Capital Fund II, L.P.
Foundry Square Investors - XIII, LLC
Foundry Square Investors - XIV, LLC
Foundry Square Investors - XIII, LLC
Foundry Square Investors - XV, LLC
Harmonic Grace Limited
Illumina, Inc.
Illumina Innovation Fund I, L.P.
Itschak Friedman

Jonathan Dong
Manhattan Trust
Merieux Participations SAS
NanoDimension II Limited Partnership
P3 Private Equity Fund 1, LLC
Paladin III (CA), LP
Paladin III (Cayman Islands), LP
Paladin III (HR), LP
Paladin III (NY City), LP
Paladin III Co-Investment, LLC
Paladin III, LP
Peter Lamb
Prosaic Growth Fund, LLC
Rajagopal, Asha
Shlomo Nevo
Tao Invest LLC, A Delaware Limited Liability Company
The Craves Family Foundation
Vital Twist Investors LLC
Walt, David
WS Investment Company, LLC (2013A)
WS Investment Company, LLC (2014A)
WuXi Healthcare Ventures II, L.P.
WuXi Pharmatech Healthcare Fund I L.P.

SCHEDULE 2

NEW INVESTORS

EVER ALPHA FUND L.P.